Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Jeffrey Goh, certify that:

1. I have reviewed this report on Form 10-K/A of Notis Global, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016

By:	/s/ Jeffrey Goh
Jeffrey Goh
President and Chief Executive Officer
(Principal Executive Officer)